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                                                                     EXHIBIT 1.1











                                10,000,000 SHARES

                            ALLEGIANCE TELECOM, INC.

                     COMMON STOCK, PAR VALUE $.01 PER SHARE





                             UNDERWRITING AGREEMENT






January o, 2000



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January  o, 2000


Goldman, Sachs & Co.
Salomon Smith Barney Inc.
Bear, Stearns & Co. Inc.
c/o      Goldman, Sachs & Co.
         85 Broad Street
         New York, New York  10004


Dear Sirs and Mesdames:

                  ALLEGIANCE TELECOM, INC., a Delaware corporation (the "COMPANY"), proposes to issue and sell to the several Underwriters named in
Schedule I hereto (the "UNDERWRITERS") and certain stockholders of the Company (the "SELLING STOCKHOLDERS") named in Schedule II hereto, severally propose to sell to the Underwriters, an aggregate of 10,000,000 shares of Common Stock, par value $.01 per share of the Company (the "FIRM SHARES"), of which 6,600,000 shares are to be issued and sold by the Company and 3,400,000 shares are to be sold by the Selling Stockholders, each Selling Shareholder selling the amount set forth opposite such Selling Shareholder's name in Schedule II hereto.

                  The Company also proposes to issue and sell to the several Underwriters not more than an additional 1,500,000 shares of its Common Stock, par value $.01 per share (the "ADDITIONAL SHARES") if and to the extent that you, as representatives of the several Underwriters (the "REPRESENTATIVES"), shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of common stock granted to the Underwriters in Section 2 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "SHARES". The shares of Common Stock, par value $.01 per share, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the "COMMON STOCK". The Company and the Selling Stockholders are hereinafter sometimes collectively referred to as the "SELLERS".

                  The Company has filed with the Securities and Exchange Commission (the "COMMISSION") a registration statement, including a prospectus, relating to the Shares. The registration statement, including the exhibits thereto and the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act of 1933, as amended (the "SECURITIES ACT"), as amended at the time it becomes effective and including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act, is hereinafter referred to as the "REGISTRATION STATEMENT"; the prospectus in the form first used to confirm sales of Shares, including the documents incorporated



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by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, is hereinafter referred to as the "PROSPECTUS". If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the "RULE 462 REGISTRATION STATEMENT"), then any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462 Registration Statement.

                  1. Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters that:

                           (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

                           (b) (i) The Company meets the requirements for use of Form S-3 under the Securities Act as of the date hereof and when the Registration Statement on such form shall become effective, (ii) the Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

                           (c) The documents incorporated by reference in the Prospectus pursuant to Item 12 of Form S-3 under the Securities Act, at the time they were filed with the Commission, complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

                           (d) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its


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         subsidiaries, taken as a whole. Schedule A to the form of opinion of
         Mark B. Tresnowski, attached hereto as Exhibit C, sets forth each jurisdiction in which the conduct of the Company's business or its ownership or leasing of property requires it to be qualified to transact business and be in good standing.

                           (e) Each subsidiary of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims, except for such liens, encumbrances, equities and claims as are disclosed in the Prospectus. There are no active subsidiaries of the Company other than those listed on Schedule A to the form of opinion of Mark B. Tresnowski, attached hereto as Exhibit C and such Schedule A sets forth each jurisdiction in which the conduct of the Company's business or its ownership or leasing of property requires any subsidiary of the Company to be qualified to transact business and be in good standing.

                           (f) This Agreement has been duly authorized, executed and delivered by the Company. Each of the Irrevocable Power of Attorney and Custody Agreements (collectively, the "POWER OF ATTORNEY AND CUSTODY AGREEMENTS"), each dated the date hereof and signed by each Selling Shareholder (other than Battery Ventures IV, L.P.) and the Company as Custodian (the "CUSTODIAN"), appointing certain individuals as the Selling Stockholders' attorneys-in-fact to the extent set forth therein and relating to the deposit of the Shares to be sold by such Selling Shareholder and the transactions contemplated hereby and by the Registration Statement, have been duly authorized, executed and delivered by the Company.

                           (g) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus.

                           (h) The shares of Common Stock (including the Shares to be sold by the Selling Stockholders) outstanding prior to the issuance of the Shares to be sold by the Company have been duly authorized and are validly issued, fully paid and nonassessable.

                           (i) The Shares to be sold by the Company have been duly authorized and, when issued and delivered against payment therefor in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.


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                           (j) The execution and delivery by the Company of, and
         the performance by the Company of its obligations under, this Agreement and the Power of Attorney and Custody Agreements will not contravene any provision of applicable law or the certificate of incorporation or bylaws of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no permit, license, consent, approval, authorization or order of, or filing, declaration or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement or the Power of Attorney and Custody Agreements, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares. The exhibit index to the Registration Statement sets forth all agreements and instruments to which the Company or any of its subsidiaries is a party that are required by Item 601 of Regulation S-K to be filed as exhibits to the Registration Statement.

                           (k) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement). Furthermore, except in each case as described in the Prospectus, (i) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction not in the ordinary course of business;
         (ii) neither the Company nor any of its subsidiaries has purchased any of the Company's outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on the Company's capital stock; and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries, taken as a whole.

                           (l) There are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

                           (m) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.


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                           (n) The Company is not and, after giving effect to
         the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

                           (o) The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants, including all such laws and regulations concerning electromagnetic radio frequency emissions ("ENVIRONMENTAL LAWS"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                           (p) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for cleanup, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                           (q) Except as described in or contemplated by the Prospectus, the Company and each of its subsidiaries (i) have all necessary licenses, consents, authorizations, approvals, orders, certificates and permits of and from, and have made all declarations and filings with, all federal, state, local and other governmental, administrative and regulatory authorities, all self-regulatory organizations and all courts and other tribunals, to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Prospectus, except to the extent that the failure to obtain such licenses, consents, authorizations, approvals, orders, certificates and permits or make such declarations and filings would not have a material adverse effect on the Company and its subsidiaries, taken as a whole and (ii) have not received any notice of proceedings relating to revocation or modification of any such license, consent, authorization, approval, order, certificate or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a material adverse change in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole.

                  (r) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions


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         are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability;
         (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                           (s) The Company and each of its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, taken as a whole, in each case free and clear of all liens, encumbrances and defects, except such as are described in the Prospectus and such other liens as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, in each case except as described in or contemplated by the Prospectus.

                           (t) The Company and its subsidiaries own or possess, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                           (u) No material labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                           (v) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the businesses in which they are engaged; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to


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         renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would have a material and adverse effect on the Company and its subsidiaries, taken as a whole, except as described in or contemplated by the Prospectus.

                           (w) All licenses issued by the Federal Communications Commission (the "FCC LICENSES") required for the operation of the business of the Company and its subsidiaries are in full force and effect and there are no pending modifications, amendments or revocation proceedings which would adversely affect the operations of the Company and its subsidiaries. All fees due and payable to governmental authorities pursuant to the rules governing FCC Licenses have been paid and no event has occurred with respect to the FCC Licenses held by the Company and its subsidiaries which, with the giving of notice or the lapse of time or both, would constitute grounds for revocation thereof. Each of the Company and its subsidiaries is in compliance in all material respects with the terms of the FCC Licenses, as applicable, and there is no condition, event or occurrence existing, nor is there any proceeding being conducted of which the Company has received notice, nor, to the Company's knowledge, is there any proceeding threatened, by any governmental authority, which would cause the termination, suspension, cancellation or nonrenewal of any of the FCC Licenses, or the imposition of any penalty or fine by any regulatory authority. No registrations, filings, applications, notices, transfers, consents, approvals, audits, qualifications, waivers or other action of any kind is required by virtue of the execution and delivery of this Agreement, the Power of Attorney and Custody Agreements or of the consummation of the transactions contemplated hereby or thereby, other than as previously obtained from the FCC (a) to avoid the loss of any such license, permit, consent, concession or other authorization or any asset, property or right pursuant to the terms thereof, or the violation or breach of any applicable law thereto or (b) to enable the Company or any of its subsidiaries to hold and enjoy the same after the Closing Date (as defined herein) in the conduct of its business as conducted prior to the Closing Date.

                           (x) Each of the Company and its subsidiaries is solvent and has tangible and intangible assets having a fair value in excess of the amount required to pay its probable liabilities on its existing debts as they become absolute and matured, and has access to adequate capital for the conduct of its business and the ability to pay its debts from time to time incurred in connection therewith as such debts mature. Neither the Company nor any of its subsidiaries is contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidating of all or a substantial portion of its property, and neither the Company nor any of its subsidiaries has any knowledge of any person contemplating the filing of any such petition against it.

                           (y) Except as described in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act


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         with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

                           (z) The Company has reviewed its operations and that of its subsidiaries to evaluate the extent to which the business or operations of the Company of any of its subsidiaries will be affected by the Year 2000 Problem. As a result of such review, the Company has no reason to believe, and does not believe, that the Year 2000 Problem will have a material adverse effect on the general affairs, management, the current or future consolidated financial position, business prospects, stockholders' equity or results of operations of the Company and its subsidiaries or result in any material loss or interference with the Company's business or operations. In addition, the discussion of the Year 2000 Problem in the Prospectus with respect to third parties with which the Company or any of its subsidiaries has a material relationship is, as of the applicable filing date, and will be, as of the date of any amendment or supplement thereto, accurate, complete and fair in all material respects. The "Year 2000 Problem" as used herein means any significant risk that computer hardware or software used in the receipt, transmission, processing, manipulation, storage, retrieval, retransmission or other utilization of data or in the operation of mechanical or electrical systems of any kind will not, in the case of dates or time periods occurring after December 31, 1999, function at least as effectively as in the case of dates or time periods occurring prior to January 1, 2000.

                  2. Representations and Warranties of the Selling Stockholders. Each of the Selling Stockholders represents and warrants to and agrees with each of the Underwriters that:

                           (a) This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder.

                           (b) The execution and delivery by such Selling Shareholder of, and the performance by such Selling Shareholder of its obligations under, this Agreement and the Power of Attorney and Custody Agreement of such Selling Shareholder will not contravene any provision of applicable law, or the organizational documents of such Selling Shareholder, or any agreement or other instrument binding upon such Selling Shareholder or any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Shareholder, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by such Selling Shareholder of its obligations under this Agreement or the Power of Attorney and Custody Agreement of such Selling Shareholder, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

                           (c) The Shares to be sold by such Selling Shareholder pursuant to this Agreement are certificated securities in registered form and are not held in any securities account or by or through any securities intermediary within the meaning of the NYUCC.


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         Such Selling Shareholder has and will on the Closing Date have full right, power and authority to hold, sell, transfer and deliver the Shares to be sold by such Selling Shareholder pursuant to this Agreement; and upon delivery to the Underwriters of such Shares and payment of the purchase price therefor as herein contemplated, the Underwriters will acquire their respective interests in such Shares (including, without limitation, all rights that such Selling Shareholder had or has the power to transfer in such Shares) free of any adverse claim.

                           (d) Certificates for all of the Shares to be sold by such Selling Shareholder pursuant to this Agreement in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank or to the Underwriters, with signatures guaranteed, have been placed in custody with the Custodian (as defined under the Power of Attorney and Custody Agreement) with irrevocable conditional instructions to deliver such Shares to the Underwriters pursuant to this Agreement.

                           (e) Such Selling Shareholder has, and on the Closing Date will have, the legal right and power, and all authorization and approval required by law, to enter into this Agreement and the Power of Attorney and Custody Agreement of such Selling Shareholder.

                           (f) The Power of Attorney and Custody Agreement of such Selling Shareholder has been duly authorized, executed and delivered by such Selling Shareholder and is a valid and binding agreement of such Selling Shareholder, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity.

                           (g) (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph 2(g) (x) do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein and (y) relate only to information relating to such Selling Shareholder furnished in writing by or on behalf of such Selling


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         Shareholder expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

                  3. Agreements to Sell and Purchase. Each Seller, severally and not jointly, hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from such Seller the respective numbers of Firm Shares set forth in Schedule I hereto opposite such Underwriter's name at U.S.$.o a share ("PURCHASE PRICE").

                  On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Additional Shares, and the Underwriters shall have a one-time right to purchase, severally and not jointly, up to 1,500,000 Additional Shares at the Purchase Price. If the Representatives, on behalf of the Underwriters, elect to exercise such option, the Representatives shall so notify the Company in writing not later than 30 days after the date of this Agreement, which notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased (which date of purchase, if other than the Closing Date (as defined below), shall be at least two business days after such notice is delivered, unless the Company consents otherwise). Such date may be the same as the Closing Date but not earlier than the Closing Date nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in
Section 5 hereof solely for the purpose of covering overallotments made in connection with the offering of the Firm Shares. If any Additional Shares are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Additional Shares to be purchased as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

                  The Company hereby agrees that, without the prior written consent of Goldman, Sachs & Co., Salomon Smith Barney Inc. and Bear, Stearns & Co. Inc. on behalf of the Underwriters, it will not, during the period ending 90 days after the date of the Prospectus, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Shares to be sold hereunder, (B) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and as described in the Prospectus, (C) the issuance by the Company of additional options to purchase Common Stock pursuant to the


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Company's 1997 Nonqualified Stock Option Plan or 1998 Stock Incentive Plan, (D)
the issuance by the Company of shares of Common Stock pursuant to the Company's Employee Stock Discount Purchase Plan, the 1997 Nonqualified Stock Option Plan or the 1998 Stock Incentive Plan or (E) transactions relating to shares of Common Stock or other securities acquired in open market transactions after completion of the offering contemplated by the Prospectus.

                  4. Terms of Public Offering. The Sellers are advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement has become effective and this Agreement has been executed as in your judgment is advisable. The Sellers are further advised by you that the Shares are to be offered to the public initially at U.S.$.o a share (the "PUBLIC OFFERING PRICE") and to certain dealers selected by you at a price that represents a concession not in excess of U.S.$.o a share under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of U.S.$.o a share, to any Underwriter or to certain other dealers.

                  5. Payment and Delivery. Payment for the Firm Shares to be sold by each Seller shall be made to such Seller in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 9:00 a.m., New York City time, on January o, 2000, or at such other time on the same or such other date, not later than January o, 2000, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "CLOSING DATE".

                  Payment for any Additional Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 9:00 a.m., New York City time, on the date specified in the notice described in Section 3 or at such other time on the same or on such other later date, in any event not later than o, 2000 as shall be designated in writing by the Representatives. The time and date of such payment are hereinafter referred to as the "OPTION CLOSING DATE".

                  Certificates for the Firm Shares and Additional Shares shall be in definitive form and registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the Option Closing Date, as the case may be. The certificates evidencing the Firm Shares and Additional Shares shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

                  6. Conditions to the Underwriters' Obligations. The obligations of the Sellers to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than 4:30 p.m. (New York City time) on the date hereof.

                  The several obligations of the Underwriters are subject to the following further conditions:

                           (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

                                    (i) there shall not have occurred any
                  downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

                                    (ii) there shall not have occurred any
                  change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

                           (b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 6(a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

                           The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

                           (c) The Underwriters shall have received on the Closing Date an opinion of Kirkland & Ellis, outside counsel for the Company, dated the Closing Date, to the effect set forth in Exhibit B.

                           (d) The Underwriters shall have received on the Closing Date an opinion of Mark B. Tresnowski, General Counsel of the Company, dated the Closing Date, to the effect set forth in Exhibit C.

                           (e) The Underwriters shall have received on the Closing Date an opinion of Kirkland & Ellis, counsel for Madison Dearborn Capital Partners, Frontenac

         Company, Frontenac VII Limited Partnership and Frontenac Masters VII Limited Partnership, dated the Closing Date, to the effect set forth in Exhibit D.

                           (f) The Underwriters shall have received on the Closing Date an opinion of Testa, Hurwitz & Thibeault LLP, counsel for Battery Ventures IV, L.P., dated the Closing Date, to the effect set forth in Exhibit E.

                           (g) The Underwriters shall have received on the Closing Date an opinion of Swidler Berlin Shereff Friedman, LLP, regulatory counsel for the Company, dated the Closing Date, to the effect set forth in Exhibit F.

                           The opinions of Kirkland & Ellis, Mark B. Tresnowski, Swidler Berlin Shereff Friedman, LLP and Testa, Hurwitz & Thibeault LLP shall be rendered to the Underwriters at the request of the Company or one or more of the Selling Stockholders, as the case may be, and shall so state therein.

                           (h) The Underwriters shall have received on the Closing Date an opinion of Shearman & Sterling, counsel for the Underwriters, dated the Closing Date, in form and substance reasonably satisfactory to you.

                           (i) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Arthur Andersen LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus; provided that the letter delivered on the Closing Date shall use a "cut-off date" not earlier than the date hereof.

                           (j) The "lockup" agreements, each substantially in the form of (x) Exhibit A-1 hereto, between you and the Company's directors, executive officers and certain founder employees of the Company and (y) Exhibit A-2 hereto, between you and the fund investors and the Selling Stockholders, relating to sales and certain other dispositions of shares of Common Stock or certain other securities (effective in each case for 90 days from the date of the Prospectus) delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date. The parties to be subject to the "lock-up" agreements are listed on Exhibit A-3 hereto.

                           (k) The Company shall have obtained duly executed waivers from each of Morgan Stanley Capital Partners III, L.P., MSCP III 892 Investors, L.P., Morgan Stanley Capital Investors, L.P. and Battery Ventures IV, L.P. (collectively, the "fund investors") and each of the requisite management investors with respect to the fund investors' and all of the management investors' rights to require the Company to include such person's Common Stock with the Shares registered pursuant to the Registration Statement.

                           (l) The representations and warranties of each Selling Shareholder contained in this Agreement shall be true and correct as of the Closing Date and each Selling Shareholder shall have complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date. The Underwriters shall have received on the Closing Date certificates dated the Closing Date and signed by the Selling Stockholders or by their attorneys-in-fact to the effect set forth in this Section 6(k).

                           (m) The Underwriters shall have received such other certificates and documents as they or their counsel may reasonably request.

                           (n) The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to the Representatives on the Option Closing Date of such documents as they may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares and other matters related to the Company and the issuance of the Additional Shares.

                  7. Covenants. In further consideration of the agreements of the Underwriters herein contained, the Company, except as otherwise provided below, covenants with each Underwriter as follows:

                           (a) To furnish to you, without charge, six signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 7(c) below, as many copies of the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

                           (b) Before amending or supplementing the Registration Statement or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

                           (c) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the

         Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

                           (d) To use its best effort to register or qualify the Shares for offer and sale under all applicable state securities or "blue sky" laws of such jurisdictions as you shall reasonably request; provided, however, that the Company shall not be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Section 7(d), (ii) file any general consent to service of process or (iii) subject itself to taxation in any such jurisdiction if it is not so subject.

                           (e) To make generally available to the Company's security holders and to you as soon as practicable an earning statement covering the twelve-month period beginning after the effective date of the Registration Statement (as defined in Rule 158(c) of the Securities
         Act) that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

                           (f) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel, the Company's accountants and counsel for the Selling Stockholders in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon,
         (iii) the cost of printing or producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 7(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or legal investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the National Association of Securities Dealers, Inc. ("NASD"), (v) all costs and expenses incident to listing the Shares to be issued by the Company on the Nasdaq National Market,
         (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary,
         (viii) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, and (ix) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section; provided, however, that each of the Selling Stockholders hereby acknowledges that the Purchase Price to be paid by the Underwriters to each of the Selling Stockholders in respect of the sale of their respective Shares as contemplated hereunder, reflects the payment by each of such Selling Stockholders of the underwriting discounts and commissions payable to the Underwriters as contemplated hereunder. It is understood, however, that except as provided in this Section, Section 8 entitled "Indemnity and Contribution", and the last paragraph of Section 10 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, transfer and income taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

                           The provisions of this Section shall not supersede or otherwise affect any agreement that the Sellers may otherwise have for the allocation of such expenses among themselves.

                           (g) The Company will not, without the prior consent of Goldman, Sachs & Co., Salomon Smith Barney Inc. and Bear, Stearns & Co. Inc., release any securityholder listed on Exhibit A-3 hereto from the terms of any "lockup" arrangements between the Company and such securityholder.

                           (h) The Company will conduct its affairs and operate its business so as not to be deemed an "investment company" required to be registered under the Investment Company Act of 1940, as amended.

                  8. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein; provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Shares, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities, unless such failure is the result of noncompliance by the Company with Section 6(a) hereof.

                           (b) Each Selling Shareholder agrees, severally and
not jointly, to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but (x) only with reference to information relating to such Selling Shareholder furnished in writing by or on behalf of such Selling Shareholder expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto and (y) only to the extent of the gross proceeds received by such Selling Shareholder from the offering of the Shares; provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Shares, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities, unless such failure is the result of noncompliance by the Company with Section 6(a) hereof.

                           (c) Each Underwriter agrees, severally and not
jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement, the Selling Stockholders and each person, if any, who controls the Company or any Selling Shareholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company and the Selling Stockholders to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

                           (d) In case any proceeding (including any
governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a), 8(b) or 8(c), such person (the "INDEMNIFIED PARTY") shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Goldman, Sachs & Co., Salomon Smith Barney Inc. and Bear, Stearns & Co. Inc., in the case of parties indemnified pursuant to Section 8(a) and (b), and by the Company, in the case of parties indemnified pursuant to
Section 8(c). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding, provided that such unconditional release may be subject to a parallel release of a claimant or plaintiff by such indemnified party from all liability in respect of claims or counterclaims asserted by such indemnified party, and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of any indemnified party.

                           (e) To the extent the indemnification provided for in
Section 8(a), 8(b) or 8(c) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 8(e)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(e)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the indemnifying party or parties on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the indemnifying party or parties and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the indemnifying party or parties on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or parties or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint. In no event shall the liability of the Selling Shareholder under Section 8(e) exceed the amount that such Selling Shareholder would have been required to pay under
Section 8(b) (taking into account both 8(b)(x) and (y)) had such indemnification been held to be available thereunder.

                           (f) The Sellers and the Underwriters agree that it
would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this
Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

                           (g) The indemnity and contribution provisions
contained in this Section 8 and the representations, warranties and other statements of the Company and the Selling Stockholders contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, any Selling Shareholder or any person controlling any Selling Shareholder, or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

                           (h) The Company hereby acknowledges that the
indemnification provisions set forth in the Amended and Restated Registration Agreement dated September 13, 1999 between the Company and the other parties named therein are in full force and effect as of the date hereof and that such provisions are applicable in accordance with their terms to the sale of the Shares as contemplated hereby.

                  9. Termination. This Agreement shall be subject to termination by notice given by you to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and (b) in the case of any of the events specified in clauses 9(a)(i) through 9(a)(iv), such event, singly or together with any other such event, makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

                  10. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

                  If, on the Closing Date or the Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Shares set forth opposite the names of all such nondefaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased, and arrangements satisfactory to you, the Company and the Selling Stockholders for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any nondefaulting Underwriter, the Company or the Selling Stockholders. In any such case either you or the relevant Sellers shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. If, on the Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase Additional Shares or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

                  If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of any Seller to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason any Seller shall be unable to perform its obligations under this Agreement, the Sellers will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

                  11. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                  12. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                  13. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

                  14. Notice. All notices and other communications under this Agreement shall be in writing, and, if sent to the Underwriters, be mailed, delivered or sent by facsimile transmission to:

                  Goldman, Sachs & Co.
                  85 Broad Street
                  New York, New York  10004

                  Attention:  General Counsel's Office
                  Facsimile Number:  (212) 346-3895


or, if sent to the Company, will be mailed, delivered or sent by facsimile transmission to the Company at:

                  Allegiance Telecom, Inc.
                  4 Westbrook Corporate Center
                  Suite 400
                  Westchester, Illinois  60154
                  Attention:  Mark B. Tresnowski
                              Senior Vice President, General
                              Counsel and Secretary
                  Facsimile Number:  (708) 836-5250

                                    Very truly yours,

                                    ALLEGIANCE TELECOM, INC.



                                    By:
                                       ----------------------------------------
                                       Name:  Mark B. Tresnowski
                                       Title: Senior Vice President,
                                              General Counsel and Secretary


                                    Madison Dearborn Capital Partners II, L.P.
                                    Frontenac VII Limited Partnership
                                    Frontenac Masters VII Limited Partnership



                                    By:
                                       ----------------------------------------
                                       Attorney-in-Fact


                                    Battery Ventures IV, L.P.




                                    By:
                                       -----------------------------------------
                                       Name:  Richard D. Frisbie
                                       Title: Managing Director


Accepted as of the date hereof:

GOLDMAN, SACHS & CO.
SALOMON SMITH BARNEY INC.
BEAR, STEARNS & CO. INC.
Acting severally on behalf of themselves and the several Underwriters named in Schedule I hereto.

By:   Goldman, Sachs & Co.


By:
   ----------------------------------
   Name:
   Title:

                                                                      SCHEDULE I

                                  UNDERWRITERS


                                                                NUMBER OF
                                                               FIRM SHARES
                         UNDERWRITER                         TO BE PURCHASED
Goldman, Sachs & Co.                                               o

Salomon Smith Barney Inc.                                          o

Bear, Stearns, & Co. Inc.                                          o

Morgan Stanley & Co. Incorporated                                  o

Warburg Dillon Read LLC                                            o

TD Securities (USA) Inc.                                           o

FleetBoston Robertson Stephens Inc.                                o

J. J. B. Hilliard, W. L. Lyons, Inc.                               o

ING Barings LLC                                                    o

Credit Lyonnais Securities (USA) Inc.                              o

First Union Securities, Inc.                                       o


   Total Firm Shares ...................................  6,600,000

                                                                     SCHEDULE II



                              SELLING STOCKHOLDERS




                                                                   NUMBER OF
                                                                  SHARES SOLD
          SELLING STOCKHOLDERS
Madison Dearborn Capital Partners II, L.P.                          1,000,000

Frontenac VII Limited Partnership                                     952,381

Frontenac Masters VII Limited Partnership                              47,619

Battery Ventures IV, L.P.                                           1,400,000

          Total...........................................          3,400,000

                                                                     EXHIBIT A-1


                            [FORM OF LOCK-UP LETTER]


                                                                          , 1999
                                                              ------------


Goldman, Sachs & Co.
Salomon Smith Barney
Bear, Stearns & Co. Inc.
c/o Goldman, Sachs & Co.
    85 Broad Street
    New York, New York 10004



Dear Sirs and Mesdames:

     The undersigned understands that Goldman, Sachs & Co., Salomon Smith Barney Inc. and Bear, Stearns & Co. Inc. (together, the "Representatives") propose to enter into an Underwriting Agreement (the "UNDERWRITING AGREEMENT") with Allegiance Telecom, Inc., a Delaware corporation (the "COMPANY"), and certain selling stockholders providing for the public offering (the "PUBLIC OFFERING") by the several Underwriters, including the Representatives (the "UNDERWRITERS"), of shares (the "SHARES") of the Common Stock, par value $.01 per share of the Company (the "COMMON STOCK").

     To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 90 days after the date of the final prospectus relating to the Public Offering (the "PROSPECTUS"), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering, (b) any transfer for estate planning purposes of shares of Common Stock (i) to a trust or partnership for the benefit of such transferor or such transferor's parents, siblings, spouse, descendants (whether or not adopted) or stepchildren (collectively, the "Family Group") or (ii) by gift, will or intestate succession to such transferor's Family Group, (c) except with respect to shares owned by Royce J. Holland, Thomas M. Lord and C. Daniel Yost, transfers by any of the entities and/or individuals listed on Schedule A-1 hereto for any purpose of not more than an aggregate of 10% of the undersigned's shares of Common Stock, or (d) transfers of not more than an aggregate of 20% of the undersigned's shares of Common Stock for the purpose of making a charitable contribution to a not-for-profit organization; provided that, with respect to any transfers pursuant to clause (b), as a condition precedent to such transfer, the transferee of any such transfer, or the trustee or legal guardian on behalf of any such transferee, duly executes and delivers this Agreement; and further provided that, with respect to any transfers pursuant to clause (d), as a condition precedent to such transfer, the transferee of any such transfer, or the trustee or legal guardian on behalf of any such transferee, duly executes and delivers an Agreement substantially in the form attached hereto as Schedule A-2. In addition, the undersigned agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 90 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock that would result in a registration statement relating to such Common Stock or security being filed prior to the date 90 days after the date of the Prospectus.

     Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Sellers and the Underwriters.


                                       Very truly yours,


                                       -----------------------------------------
                                       (Name)

                                       -----------------------------------------
                                       (Address)

                                     A-1-2

                                                                   SCHEDULE A-2

                       [ADDITIONAL FORM OF LOCK-UP LETTER]


                                                                          , 1999
                                                              ------------


Goldman, Sachs & Co.
Salomon Smith Barney
Bear, Stearns & Co. Inc.
c/o Goldman, Sachs & Co.
    85 Broad Street
    New York, New York 10004



Dear Sirs and Mesdames:

     The undersigned understands that Goldman, Sachs & Co., Salomon Smith Barney Inc. and Bear, Stearns & Co. Inc. (together, the "Representatives") propose to enter into an Underwriting Agreement (the "UNDERWRITING AGREEMENT") with Allegiance Telecom, Inc., a Delaware corporation (the "COMPANY"), and certain selling stockholders providing for the public offering (the "PUBLIC OFFERING") by the several Underwriters, including the Representatives (the "UNDERWRITERS"), of shares (the "SHARES") of the Common Stock, par value $.01 per share of the Company (the "COMMON STOCK").

     To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 90 days after the date of the final prospectus relating to the Public Offering (the "PROSPECTUS"), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering. In addition, the undersigned agrees that, without the prior

                                     A-2-1
written consent of the Representatives on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 90 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock that would result in a registration statement relating to such Common Stock or security being filed prior to the date 90 days after the date of the Prospectus.

     Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Sellers and the Underwriters.


                                       Very truly yours,


                                       -----------------------------------------
                                       (Name)

                                       -----------------------------------------
                                       (Address)

                                     A-2-2

                                                                     EXHIBIT A-2



                            [FORM OF LOCK-UP LETTER]


                                                                          , 1999
                                                              ------------


Goldman, Sachs & Co.
Salomon Smith Barney
Bear, Stearns & Co. Inc.
c/o Goldman, Sachs & Co.
    85 Broad Street
    New York, New York 10004



Dear Sirs and Mesdames:

     The undersigned understands that Goldman, Sachs & Co., Salomon Smith Barney Inc. and Bear, Stearns & Co. Inc. (together, the "Representatives") propose to enter into an Underwriting Agreement (the "UNDERWRITING AGREEMENT") with Allegiance Telecom, Inc., a Delaware corporation (the "COMPANY"), and certain selling stockholders providing for the public offering (the "PUBLIC Offering") by the several Underwriters, including the Representatives (the "UNDERWRITERS"), of shares (the "SHARES") of the Common Stock, par value $.01 per share of the Company (the "COMMON STOCK").

     To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 90 days after the date of the final prospectus relating to the Public Offering (the "PROSPECTUS"), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. In addition, the undersigned agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the

                                     A-2-1
period commencing on the date hereof and ending 90 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock that would result in a registration statement relating to such Common Stock or security being filed prior to the date 90 days after the date of the Prospectus.

     Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Sellers and the Underwriters.


                                       Very truly yours,


                                       -----------------------------------------
                                       (Name)

                                       -----------------------------------------
                                       (Address)

                                                                       EXHIBIT B


                           Opinion of Kirkland & Ellis

     [Attach draft opinion of Kirkland & Ellis to be delivered pursuant to
        Section 6(c) of the Underwriting Agreement to the effect that:]

1. The Underwriting Agreement and each of the Power of Attorney and Custody Agreements have been duly authorized, executed and delivered by the Company; each Power of Attorney and Custody Agreement is a valid and binding agreement of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity.

2. Upon the delivery to DTC or its agent of the Shares registered in the name designated by DTC (including, without limitation, Cede & Co.), and upon the crediting of the Shares to the securities accounts of the several Underwriters with DTC, DTC will be a "protected purchaser" of the Shares (as defined in Section 8-303 of the NYUCC) and will acquire its interest in the Shares free of any adverse claim (assuming that DTC is without notice of any adverse claim).

3. Upon the payment of the purchase price for the Shares and the crediting of the Shares to the securities accounts of the several Underwriters with DTC, each of the Underwriters will acquire a security entitlement (within the meaning of Section 8-501 of the NYUCC) in respect of the Shares to be purchased by it, and no action (whether framed in conversion, replevin, constructive trust, equitable lien, or other theory) based on an adverse claim may be asserted against the Underwriters with respect to such security entitlement (assuming that the Underwriters are without notice of the adverse claim).

4. The Company is not required to obtain any consent, approval, authorization or order of, or qualify with, any governmental body, court or agency for the performance by the Company of its obligations under the Underwriting Agreement or the Power of Attorney and Custody Agreements, except for any such consent, approval, authorization or order which may be required under the so-called "Blue Sky" or securities laws of any states (as to which we express no opinion or advice) in connection with the offer and sale of the Shares by the Underwriters.

5. The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus will not be, an "investment company" as defined in the Investment Company Act of 1940, as amended.

6. The statements in the Prospectus under the captions "Certain Relationships and Related Transactions," "Description of Certain Indebtedness," "Description of Capital Stock" and "Underwriting," and the statements in
     Item 14 and Item 15 of the Registration Statement, in each case insofar as such statements constitute summaries of the legal matters, documents and proceedings referred to therein, in all material respects fairly present the information with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein.

7. The authorized capital stock of the Company conforms in all material respects to the description thereof set forth in the Prospectus under the caption "Description of Capital Stock."

8. We (A) are of the opinion that (a) the Registration Statement and Prospectus except for financial statements and schedules and other financial data included therein as to which such counsel need not express any opinion) comply as to form in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, and (b) the documents incorporated by reference in the Prospectus (except for financial statements and schedules and other financial data included therein as to which such counsel need not express any opinion), at the time they were filed with the Commission, complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder, (B) have no reason to believe that (except for financial statements and schedules and other financial data as to which such counsel need not express any belief) the Registration Statement and the prospectus included therein at the time the Registration Statement became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (C) have no reason to believe that (except for financial statements and schedules and other financial data as to which such counsel need not express any belief) the Prospectus contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     With respect to (8) above, Kirkland & Ellis may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification, except as specified.

                                                                       EXHIBIT C

                          Opinion of Mark B. Tresnowski

         [Attach draft opinion of Mark B. Tresnowski to be delivered pursuant to
Section 6(d) of the Underwriting Agreement to the effect that:]


1. Each of the Company and each subsidiary of the Company listed on Schedule A attached hereto (each, a "Subsidiary") is a corporation validly existing and in good standing under the laws of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction set forth opposite its name on such Schedule A.

2. All of the issued shares of capital stock of each Subsidiary have been duly and validly authorized and issued and are fully paid and non-assessable.

3. The shares of Common Stock (including the Shares to be sold by the Selling Stockholders) outstanding prior to the issuance of the Shares to be sold by the Company have been duly authorized and are validly issued, fully paid and nonassessable.

4. The Shares to be sold by the Company have been duly authorized and, when issued and delivered in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and nonassessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

5. The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Underwriting Agreement and the Power of Attorney and Custody Agreements will not (i) violate the Company's Certificate of Incorporation or Bylaws or (ii) constitute a violation by the Company of any applicable provision of any law, statute or regulation (except that we express no opinion in this paragraph as to compliance with any disclosure requirement or any prohibition against fraud or misrepresentation or as to whether performance of any indemnification or contribution provisions would be permitted) or (iii) breach, or result in a default under, any existing obligation of the Company under any of the agreements listed on Schedule B hereto (provided that we express no opinion as to compliance with any financial test or cross default provision that may be contained in any such agreement, if any).

6. To our knowledge, there is no action, suit, proceeding or investigation before or by any court or governmental agency or body, domestic or foreign, pending or threatened against, the Company or any Subsidiary that is required to be described in the Registration Statement or the Prospectus that is not so described nor are there any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

7. All of the issued shares of capital stock of each Subsidiary are owned directly of record by the Company, free and clear of all perfected liens, encumbrances, equities or claims, except for such liens, encumbrances, equities or claims as are disclosed in the Prospectus, and to the best of our knowledge, such shares are owned beneficially by the Company.

                                                                       EXHIBIT D

                           Opinion of Kirkland & Ellis

         [Attach draft opinion of Kirkland & Ellis to be delivered pursuant to
Section 6(e) of the Underwriting Agreement to the effect that:]

         1. The Underwriting Agreement has been duly authorized, executed and delivered by or on behalf of each of the Selling Stockholders.

         2. The execution and delivery by each Selling Shareholder of, and the performance by such Selling Shareholder of its obligations under, this Agreement and the Power of Attorney and Custody Agreement of such Selling Shareholder will not contravene any provision of applicable law, or the organizational documents of such Selling Shareholder, or, to the best of such counsel's knowledge, any agreement or other instrument binding upon such Selling Shareholder or, to the best of such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Shareholder, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by such Selling Shareholder of its obligations under the Underwriting Agreement or the Power of Attorney and Custody Agreement of such Selling Shareholder, except such as may be required by the securities or Blue Sky laws of the various states in connection with offer and sale of the Shares.

         3. Each Selling Shareholder has full right, power and authority to sell, transfer and deliver such Shares pursuant to the Underwriting Agreement. Assuming that (i) the Shares to be sold by each Selling Shareholder are registered securities in certificated form and not held in any securities account or by or through a securities intermediary within the meaning of the NYUCC (ii) the certificate or certificates representing the Shares to be sold by such Selling Shareholder pursuant to the Underwriting Agreement have been effectively endorsed in blank in accordance with the NYUCC, and (iii) Transfer Agent in its capacity as Custodian for the Underwriter is not acting as a securities intermediary then, by delivery of such certificate or certificates to the Underwriters, and upon payment therefor by the Underwriters pursuant to the Underwriting Agreement, each Underwriter will be a "protected purchaser" of the Shares to be purchased by it (within the meanings of Section 8-501 and 8-303 of the NYUCC) and will acquire its interest in such Shares (including, without limitation, all rights that such Selling Shareholder had or has the power to transfer in such Shares) free of any adverse claim (assuming that the Underwriters are without notice of any adverse claim).

         4. The Power of Attorney and Custody Agreement of each Selling Shareholder has been duly authorized, executed and delivered by such Selling Shareholder and is a valid and binding agreement of such Selling Shareholder enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity.

         5. We (A) are of the opinion that (a) the Registration Statement and Prospectus and (b) the documents incorporated by reference in the Prospectus (except, in each case, for financial statements and schedules and other financial data included therein as to which such counsel need not express any opinion) comply as to form in all material respects with the

Securities Act and the applicable rules and regulations of the Commission thereunder, and (b) the documents incorporated by reference in the Prospectus (except for financial statements and schedules and other financial data included therein as to which such counsel need not express any opinion) at the time they were filed with the Commission, complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder, (B) have no reason to believe that (except for financial statements and schedules and other financial data as to which such counsel need not express any belief) the Registration Statement and the prospectus included therein at the time the Registration Statement became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (C) have no reason to believe that (except for financial statements and schedules and other financial data as to which such counsel need not express any belief) the Prospectus when issued contained or as of the date such opinion is delivered contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         With respect to item 5 above, Kirkland & Ellis may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification, except as specified.

                                                                       EXHIBIT E

                      Opinion of Testa, Hurwitz & Thibeault

         [Attach draft opinion of Testa, Hurwitz & Thibeault to be delivered pursuant to Section 6(f) of the Underwriting Agreement to the effect that:]

         1. The Underwriting Agreement has been duly authorized, executed and delivered by or on behalf of each of the Selling Stockholders.

         2. The execution and delivery by each Selling Shareholder of, and the performance by such Selling Shareholder of its obligations under, this Agreement and the Power of Attorney and Custody Agreement of such Selling Shareholder will not contravene any provision of applicable law, or the organizational documents of such Selling Shareholder, or, to the best of such counsel's knowledge, any agreement or other instrument binding upon such Selling Shareholder or, to the best of such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Shareholder, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by such Selling Shareholder of its obligations under the Underwriting Agreement or the Power of Attorney and Custody Agreement of such Selling Shareholder, except such as may be required by the securities or Blue Sky laws of the various states in connection with offer and sale of the Shares.

         3. Each Selling Shareholder has full right, power and authority to sell, transfer and deliver such Shares pursuant to the Underwriting Agreement. Assuming that (i) the Shares to be sold by each Selling Shareholder are registered securities in certificated form and not held in any securities account or by or through a securities intermediary within the meaning of the NYUCC (ii) the certificate or certificates representing the Shares to be sold by such Selling Shareholder pursuant to the Underwriting Agreement have been effectively endorsed in blank in accordance with the NYUCC, and (iii) Transfer Agent in its capacity as Custodian for the Underwriter is not acting as a securities intermediary then, by delivery of such certificate or certificates to the Underwriters, and upon payment therefor by the Underwriters pursuant to the Underwriting Agreement, each Underwriter will be a "protected purchaser" of the Shares to be purchased by it (within the meanings of Section 8-501 and 8-303 of the NYUCC) and will acquire its interest in such Shares (including, without limitation, all rights that such Selling Shareholder had or has the power to transfer in such Shares) free of any adverse claim (assuming that the Underwriters are without notice of any adverse claim).

         4. The Power of Attorney and Custody Agreement of each Selling Shareholder has been duly authorized, executed and delivered by such Selling Shareholder and is a valid and binding agreement of such Selling Shareholder enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity.

                                                                       EXHIBIT F


                 Opinion of Swidler Berlin Shereff Friedman, LLP

 [Attach draft opinion of Swidler Berlin Shereff Friedman, LLP to be delivered pursuant to Section 6(f) of the Underwriting Agreement to the effect that:]

         (A) (1) the execution and delivery of the Underwriting Agreement and the Power of Attorney and Custody Agreements by the Company and the consummation of the transactions contemplated thereby do not violate (i) the Communications Act, (ii) any Federal Communications Law applicable to the Company and/or Subsidiaries, (iii) any State Communications Law applicable to the Company and/or Subsidiaries, and (iv) to the best of our knowledge, any decree from any court; and (2) no authorization of the FCC or any PUC that has not already been received from, or prior filing that has not already been made with, such agency is necessary for the execution and delivery of the Underwriting Agreement or the Power of Attorney and Custody Agreements by the Company and the consummation of the transactions contemplated thereby in accordance with the terms thereof, except where the failure to obtain such authorization or make such filling would not have a material adverse effect on the prospects, condition, financial or otherwise, or on the earnings, business or operations of the Company and its Subsidiaries, taken as a whole;

         (B) to the best of our knowledge and relying on the factual representations in the Certificate: (1) each of the Company and its Subsidiaries has made all reports and filings, and paid all fees, required by the FCC and the PUCs, and has all certificates, orders, permits, licenses, authorizations, consents, and approvals of and from, and has made all filings and registrations, with the FCC and the PUCs necessary to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Prospectus; and (2) none of the Company or any of its Subsidiaries has received any notice of proceedings relating to the violation, revocation or modification of any such certificates, orders, permits, licenses, authorizations, consents, or approvals, or the qualification or rejection of any such filing or registration, the effect of which, singly or in the aggregate, would have a material adverse effect on the prospects, condition, financial or otherwise, or on the earnings, business or operations of the Company and its Subsidiaries, taken as a whole;

         (C) to the best of our knowledge, neither the Company nor any of its subsidiaries is in violation of, or in default under, any provision of Federal Communications Law or State Communications Law, the effect of which, singly or in the aggregate, would have a material adverse effect on the prospects, condition, financial or otherwise, or on the earnings, business or operations of the Company and its Subsidiaries, taken as a whole;

         (D) to the best of our knowledge after due inquiry and relying on the factual representations of the Certificate: (i) no adverse judgment, decree or order of the FCC or any PUC has been issued against the Company or any of its Subsidiaries and (ii) no litigation, proceeding (other than certification applications initiated by the Company or its

     Subsidiaries), inquiry or investigation has been commenced or threatened against the Company or any of its Subsidiaries before or by the FCC or any PUC which, if decided adversely to the Company's interest, would have a material adverse effect on the Company and its Subsidiaries, taken as a whole; and

         (E) the statements in the Prospectus under the captions "Risk Factors -- If We Do Not Interconnect with Our Primary Competitors, the Incumbent Local Exchange Carriers, Our Business Will Be Adversely Affected", "Risk Factors -- Our Principal Competitors for Local Services, the Incumbent Local Exchange Carriers, and Potential Additional Competitors, Have Advantages that May Adversely Affect Our Ability to Compete with Them", "Risk Factors -- Our Need to Comply with Extensive Government Regulation Can Increase Our Costs And Slow Our Growth", "Risk Factors -- Deregulation of the Telecommunications Industry Involves Uncertainties, and the Resolution of These Uncertainties Could Adversely Affect Our Business", "Risk Factors -- The Regulation of Interconnection with Incumbent Local Exchange Carriers Involves Uncertainties, and the Resolution of These Uncertainties Could Adversely Affect Our Business", "Risk Factors -- Significant Competition in Providing Long Distance and Internet Services Could Reduce the Demand for and Profitability of Our Services," "Risk Factors -- We Could Lose Revenue if Calls to Internet Service Providers Are Treated As Long Distance Interstate Calls", "Risk Factors -- The Regulation of Access Charges Involves Uncertainties, and the Resolution of These Uncertainties Could Adversely Affect Our Business", "Business -- Overview", "Business -- Market Opportunity", "Business -- Implementation of Services" and "Business -- Regulation", "Business -- Competition", to the extent that they discuss international and U.S. federal, state, and local statutes, regulations and proceedings with respect to telecommunications regulatory matters, fairly summarize the matters referred to therein.

                                      F-2